                                                                   EXHIBIT 10.32


                                FIRST AMENDMENT
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            FOR INDEPENDENT DIRECTORS


               PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation (the "Company") and [ ], an Independent Director of the Company ("Optionee") have entered into that certain Incentive Stock Option Agreement (the "Agreement") effective as of [ ]. In order to amend the Agreement in certain respects, the Company and Optionee hereby agree as follows effective as of __________________, 1998.

               Section 1.4 of the Agreement is hereby amended in its entirety to read as follows:

                      1.4 Change of Control. "Change in Control" shall mean the
               occurrence of any of the following events:

                             (a) the individuals constituting the Board as of
                      the date of the initial public offering of common stock of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

                             (b) provided that the number of shares of common
                      stock of the Company directly held by Pan Pacific Development (U.S.) Inc., a Delaware corporation and its subsidiaries (other than the Company and the Company's subsidiaries) represents 50% or less of the total outstanding shares of common stock of the Company, an acquisition of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; or

                             (c) approval by the stockholders of the Company of:

                                    (i) a merger, consolidation, share exchange
                             or reorganization of the Company, unless the stock holders of the

                              Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; or

                                    (ii) a complete liquidation or dissolution
                             of the Company; or

                                    (iii) an agreement for the sale or other
                             disposition of all or substantially all of the assets of the Company.

               Executed at Vista, California this ___ day of ________ 1998.



THE COMPANY

PAN PACIFIC RETAIL PROPERTIES, INC.
a Maryland Corporation

By:
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        [                    ]
        [                    ]



OPTIONEE


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        [             ]




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